Exhibit 10(iii)

DATED MARCH 31, 2005

BARING ASSET MANAGEMENT HOLDINGS LIMITED

- and -

ING BANK N.V.

- and -

THE NORTHERN TRUST INTERNATIONAL BANKING CORPORATION

- and -

THE NORTHERN TRUST COMPANY

- and -

NORTHERN TRUST GFS HOLDINGS LIMITED

DEED OF NOVATION AND AMENDMENT TO

SALE AND PURCHASE AGREEMENT

- relating to -

THE SALE AND PURCHASE OF THE ENTIRE SHARE CAPITAL OF

FINANCIAL SERVICES GROUP LIMITED

NOTE: Portions of this exhibit have been omitted pursuant to a request for confidential treatment. Such omissions are indicated by the phrase “[*confidential treatment requested/material filed separately*].”

THIS DEED is made on the 31st day of March 2005

BETWEEN

(1)	Baring Asset Management Holdings Limited, a company registered in England and Wales, under number 1131971, whose registered office is at 155 Bishopsgate, London EC2M 3XY (the “Seller”);

(2)	ING Bank N.V., a company incorporated in the Netherlands, whose registered office is at Amstelveensweg 500, 1081 LK, Amsterdam, The Netherlands (the “Seller’s Guarantor”);

(3)	The Northern Trust International Banking Corporation, a company incorporated in the United States whose head office is at 40 Broad Street, New York, New York 10004, USA (“Original Purchaser”);

(4)	The Northern Trust Company, a company incorporated in the United States whose head office is at 50 South La Salle Street, Chicago, Illinois 60675, USA (the “Purchaser’s Guarantor”); and

(5)	Northern Trust GFS Holdings Limited, a company incorporated in Guernsey (registered number 42674) whose registered office is at Coutts House, Le Truchot, St Peter Port, Guernsey GY1 1WD (the “New Purchaser”).

WHEREAS:

(A)	The Seller, the Seller’s Guarantor, the Original Purchaser and the Purchaser’s Guarantor entered into a sale and purchase agreement on 22 November 2004 relating to the sale and purchase of the entire issued share capital of Financial Services Group Limited (“FSG”) (the “Sale and Purchase Agreement”).

(B)	The Seller, the Seller’s Guarantor, the Original Purchaser and the Purchaser’s Guarantor wish to amend the Sale and Purchase Agreement in accordance with the terms of this Deed and the Original Purchaser wishes to novate the Sale and Purchase Agreement in accordance with the terms of this Deed.

IT IS AGREED:

1. INTERPRETATION

1.1	Unless the context otherwise requires, the words and expressions defined in the Sale and Purchase Agreement have the same meaning in this Deed and its Recitals.

1.2	The Recitals to this Deed form part of it.

1.3	Any reference in this Deed to a document being “in the agreed terms” is to a document in the terms agreed between the parties for identification purposes only signed or initialled by them or on their behalf on or before the date of this Deed.

2. NOVATION OF THE SALE AND PURCHASE AGREEMENT

On and with effect from the date of this Deed:

(a)	the Original Purchaser on the one part and the Seller and the Seller’s Guarantor on the other part hereby irrevocably and unconditionally release and discharge each other from any and all obligations and liabilities under the Sale and Purchase Agreement and the Seller and the Seller’s Guarantor accept the liability of the New Purchaser under the Sale and Purchase Agreement in place of the liability of the Original Purchaser and the Seller and the Seller’s Guarantor agree that the New Purchaser has the rights of the Original Purchaser under the Sale and Purchase Agreement (including, for the avoidance of doubt, the guarantee and indemnity given in clause 14 of the Sale and Purchase Agreement in respect of the Seller’s obligations) in each case from the date of the Sale and Purchase Agreement as if the New Purchaser were and at all times had been an original party to the Sale and Purchase Agreement in place of the Original Purchaser;

(b)	the New Purchaser agrees to be bound by the terms of the Sale and Purchase Agreement and to perform the obligations of the Original Purchaser thereunder in every way as if it were an original party to the Sale and Purchase Agreement in place of the Original Purchaser; and

(c)	the Purchaser’s Guarantor agrees that the guarantee and indemnity given in clause 14 of the Sale and Purchase Agreement in respect of the Original Purchaser’s obligations shall be given in respect of the obligations of the New Purchaser and the Seller and the Seller’s Guarantor hereby irrevocably and unconditionally release and discharge the Purchaser’s Guarantor from any and all obligations and liabilities under the Sale and Purchase Agreement in respect of the Original Purchaser’s obligation.

3. AMENDMENT OF SALE AND PURCHASE AGREEMENT

On and with effect from the date of this Deed the parties hereby agree that the Sale and Purchase Agreement shall be amended as set out in clauses 4 to 18 of this Deed.

4. DEFINITIONS

4.1	The following definitions shall be inserted into clause 1.1 of the Sale and Purchase Agreement in alphabetical order:

(a)	“Asset Transfer Agreement” means the asset transfer agreement entered into between BISL and International Fund Mangers UK Limited on or about the date hereof;

(b)	“BAML ASA” means the administration services agreement between Baring Asset Management Limited (“BAML”), International Fund Managers UK Limited and Ravensbourne Registration Services Limited to be entered into on Completion in the agreed terms;

(c)	“Baring Toshin Fund ASA” means the administration services agreement between Baring Mutual Fund Management (Ireland) Limited, IFMI and BIL to be entered into on Completion in the agreed terms;

(d)	“Baring Global Investment Umbrella Fund ASA” means the administration services agreement between The Baring Global Investment Umbrella Fund (No.1) PLC, BIFMI and IFMI to be entered into on Completion in the agreed terms;

(e)	“BFM ASA” means the administration services agreement between Baring Fund Managers Limited, International Fund Managers UK Limited and Ravensbourne Registration Services Limited to be entered into on Completion in the agreed terms;

(f)	“BIFMI ASA” means the administration services agreement between BIFMI, IFMI and BIL to be entered into on Completion in the agreed terms;

(g)	“Baring Multi-Manager Funds ASA” means the administration services agreement between Baring Multi-Manager Funds plc, BIFMI and IFMI to be entered into on Completion in the agreed terms;

(h)	“Prospectuses” means the supplemental prospectuses in the agreed terms in respect of each of the Irish Funds; and

(i)	“Trust Deeds” means the supplemental trust deeds in agreed terms in respect of each of the Irish Funds.

4.2	The definition of Administration Services Agreements in clause 1.1 of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“Administration Services Agreements” means (i) the BFM ASA, (ii) the BAML ASA; (iii) the Baring Toshin Fund ASA; (iv) the Baring Global Investment Umbrella Fund ASA; (v) the Baring Multi-manager Funds ASA; and (vi) the BIFMI ASA together with the service level agreements where relevant each in the agreed terms (subject in each case to any changes to be made as required by IFSRA or as otherwise agreed).

5. CONDITION 2

5.1	The second sentence of clause 3.2 of the Sale and Purchase Agreement shall be deleted and the following sentence substituted therefore:

“For the purposes only of determining whether Condition 2 is satisfied, on or before the date which is three Business Days before the Completion Date, the Seller shall deliver to the Purchaser a draft Run Rate Revenue Statement showing run rate revenues as at the month end prior to Completion”.

5.2	And Condition 2 in Schedule 2 shall be deleted and the following words substituted therefore:

“2.	The run rate revenues of the Group for the period February 2005 multiplied by 12 being no less than 70% of the Initial Run Rate Revenues”.

6. CONSIDERATION

Clause 3.11 of the Sale and Purchase Agreement shall be deleted and the following clause 3.11 substituted therefore:

“Any amount to be paid to the Seller pursuant to this Agreement shall be paid by telegraphic transfer into the account details of which are as follows: [*confidential treatment requested/material filed separately*].

7. PRE-COMPLETION COVENANTS

7.1	Clause 5.11 of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“The Seller shall use its reasonable endeavours to procure that Barings Isle of Man (“BIOM”) by Completion has in place all outstanding know your client documentation and information and changes its know your client procedures so that they satisfy in all material respects the relevant regulatory requirements.”

7.2	The parties agree that, in respect of clause 5.2 (s) of the Sale and Purchase Agreement the process for obtaining the consent of the Purchaser shall be as follows:

(a)	for exposures from £500,000 to £5,000,000 and periods up to a maximum of one month which constitute either:

(i)	accommodations with Approved Collateral (as defined in Appendix C of the Seller’s Guarantor Delegated Authorities attached in Schedule 1) held by Barings (Guernsey) Limited but not formally charged; and

(ii)	accommodations to mutual funds where assets are held with Barings (Guernsey) Limited but are not formally charged and exposures do not exceed 10% of the net asset value of the mutual fund,

consent shall be deemed to have been obtained if approval has been received from the Barings Guernsey Credit Committee, which at least one representative of the Purchaser shall be entitled to attend; and

(b)	for exposures in excess of £5,000,000 the Purchaser’s express written consent shall be required, not to be unreasonably withheld or delayed.

7.3	The parties agree that in respect of clause 5.2(s) of the Sale and Purchase Agreement indicative terms sheets will continue to be sent to a representative of the Purchaser and the Purchaser’s Guarantor for consideration and agreement before they are sent to clients.

7.4	The parties agree that the process for obtaining the consent of the Purchaser set out in clauses 7.2 and 7.3 of this Deed shall be deemed to have had effect from 13 December 2004.

7.5	The Seller confirms to the Purchaser that, as at the date of this Deed, all contracts with private clients of Barings (Guernsey) Limited have either been novated to Baring Asset Management (C.I.) Limited or been terminated.

8. FIXED ASSETS

8.1	Clause 5.5(a) of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“(a)	the IT fixed assets held by BISL which relate to the business of the Group as referred to in the Fixed Asset Memorandum will be transferred to the Group at book value of £360,008 as at September 2004 and the fit out and tenants fixtures relating to the 5th Floor, 155 Bishopsgate, having a book value of £1,918,549 as at 30 September 2004 (referred to in the Fixed Assets Memorandum) shall be sold to the Group for £1,918,549; and”

8.2	Clause 11.3 of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“At the expiry or sooner determination of the Term the Purchaser shall procure that the Group shall transfer to the Seller or a Seller Group Company the fit out and other items in the nature of tenant’s fixtures in 5th Floor Bishopsgate transferred to the Group under Clause 5.5(a) for the aggregate consideration of £501,530 and otherwise on the same terms as those contained in the Asset Transfer Agreement in respect of those items.”

8.3	The parties agree that the information contained in Schedule 2 of this Deed shall be the Fixed Assets Memorandum in the agreed terms in place of the Fixed Assets Memorandum initialled on 22 November 2004.

9. ADMINISTRATION SERVICES AGREEMENTS

9.1	The words set out in clause 5.9 of the Sale and Purchase Agreement shall be deleted and the words “intentionally left blank” substituted therefor.

9.2	Clause 6.3(a) of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“(a)	evidence in a form reasonably satisfactory to the Purchaser of the completion of the Pre-Completion Reorganisation pursuant to clause 6.2;”.

9.3	The following shall be inserted into the Sale and Purchase Agreement as an additional clause 6.3(K):

“(K)	each of the Trust Deeds duly executed by the parties thereto.”

9.4	Paragraph 8 of Schedule 2 of the Sale and Purchase Agreement shall be deleted.

10. GUERNSEY LICENCE AGREEMENT

10.1	Clause 6.3(j) of the Sale and Purchase Agreement shall be deleted.

11. NET ASSET CALCULATION

11.1	Paragraph 3.14 of Schedule 9 of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“For the avoidance of doubt to the extent that any payments are made by any member of the Group to any Seller Group Company or any provisions made in respect of the guarantees referred to in clause 8.3(b) between the date hereof and the Completion Date such payments or provisions shall not be taken into account for the purpose of preparing the Net Asset Statement and no provisions shall be made in the Net Asset Statement in respect of the guarantees referred to in clause 8.3(b).”

12. SCHEDULE 11

The first paragraph of paragraph 4(b) of Schedule 11 of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“for all Existing Clients who have changed the nature of their customer relationship with the Group within the three month or four month period (as the case may be) prior to the Relevant Date then, in the case of withdrawals of assets, revenues will be adjusted (in line with existing management practice) as if such withdrawals had taken place at the beginning of the relevant three (or four) month period prior to the Relevant Date by deducting the amount set out in the row headed “[*confidential treatment requested/material filed separately*]” in the relevant Run Rate Revenues Statement and the resulting amount shall be multiplied by four (or three), and in the case of increases in mandates revenues will be adjusted (in line with existing management practice) as if such increases in mandates had taken place at the beginning of the relevant three month or four month period prior to the Relevant Date adding the amount set out in the row headed “[*confidential treatment requested/material filed separately*]” in the relevant Run Rate Revenues Statement and the resulting amount shall be multiplied by four (or three) in line with existing management practices for estimating Recurring Revenues in accordance with paragraph 5.”; and

the second paragraph of paragraph 4(b) of Schedule II shall be amended by the deletion of the words “paragraph 4(b)” and the substitution therefore of the words “paragraph 7”.

13. PENSIONS

13.1	Schedule 7 Part B of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“Part B - Guernsey

4.	It is hereby acknowledged and agreed that the following members of the Guernsey Scheme, [*confidential treatment requested/material filed separately*] shall cease to be in pensionable service under that scheme with effect on and from the Completion Date [*confidential treatment requested/material filed separately*].

14. GUARANTEES

14.1	The information contained in Schedule 16 of the Sale and Purchase Agreement shall be deleted and replaced with the information contained in Schedule 3 of this Deed.

15. FSG IT CONTRACTS

Schedule 14 Part 1 of the Sale and Purchase Agreement shall be deleted and replaced with Schedule 4 of this Deed.

16. PURCHASER BANK ACCOUNT

Clause 3.10 of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“Any payment to be paid to the Purchaser pursuant to this Agreement shall be paid by telegraphic transfer into the account details of which are as follows: [*confidential treatment requested/material filed separately*].

17. RETENTION AND ACCESS TO BOOKS AND RECORDS

17.1	There shall be inserted, as a new clause 24.5 of the Sale and Purchase Agreement, the following:

“24.5	The Seller and the Purchaser shall retain and preserve, or procure that there are retained and preserved, all such books and records of each Group member relating to the business of the Group (in relation to customers or otherwise), in a manner consistent with prior practice, and in accordance with applicable legal and regulatory requirements in any relevant jurisdiction, and each shall permit the other and its agents to have access to and copies of such books and records to the extent reasonably requested by, and at the expense of, the other.”

17.2	The Seller confirms to the Purchaser that the correspondence relating to the assignment or transfer of the FSG IT Contracts and the Service Contracts is in the possession of BISL.

18. IRISH FUNDS INDEMNITY

Clause 17.4(i) of the Sale and Purchase Agreement shall be deleted and replaced with the following:

“any claim by [*confidential treatment requested/material filed separately*].”

19. SCHEDULE 8

The reference to “Legal Lending Limit guarantees provided by London Branch” in column 2 of the table set out in Schedule 8 shall be deleted and the words “Credit facilities guaranteed by Barings (Guernsey) Limited” substituted therefore.

20. GENERAL

20.1	Save as expressly amended by this Deed, the Sale and Purchase Agreement shall remain in full force and effect.

21. GOVERNING LAW AND JURISDICTION

21.1	This Deed shall be governed by, construed and take effect in accordance with English law.

21.2	The courts of England shall have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Deed (including, without limitation, claims for set-off or counterclaim) or the legal relationship established by this Deed.

21.3	Nothing in this Deed confers any rights on any person (other than the parties hereto) pursuant to the Contracts (Rights of Third Parties) Act 1999.

SCHEDULE 1

APPENDIX C

ING DELEGATED AUTHORITIES — OMITTED

SCHEDULE 2

FIXED ASSET MEMORANDUM

CHARTS OMITTED

SCHEDULE 3

GUARANTEES

CHART OMITTED

SCHEDULE 4

PART 1

FSG IT CONTRACTS

PART 2

GUERNSEY AND DUBLIN IT CONTRACTS

PART 3

SHARED CONTRACTS

CHARTS OMITTED

IN WITNESS whereof this Deed has been duly executed and delivered on the date set out above.

Executed as a Deed
by Baring Asset Management
Holdings Limited acting by

Executed as a Deed
by ING Bank N.V. acting by

Executed as a Deed
by The Northern Trust International Banking Corporation
acting by

Executed as a Deed
by The Northern Trust Company
acting by

Executed as a Deed
by Northern Trust GFS Holdings Limited
acting by